Exhibit 3.3

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE Copy Request

August 23, 2011

Job Number: C20110823-1532
Reference Number: 20110615571-89 Expedite:
Through Date:

Document Number(s)	Description	Number of Pages
20100423150-08	Articles of Incorporation	6 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701.4520	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20100423150-08
(775) 684 5708
Website: www.nvsos.gov		Filing Date and Time 06/11/2010 1:40 PM

Entity Number E0284222010-4

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY- DO NOT HIGHLIGHT					ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation:	Surge Components, Inc.

2. Registered Agent for Service of Process:	☑ Commercial Registered Agent:		The Corporation Trust Company of Nevada
(check only one box)			Name
	☐ Noncommercial Registered Agent	OR	☐ Office or Position with Entity
	(name and address below)		(name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Nevada
	Street Address		City	Zip Code

Nevada
	Mailing Address (if different from street address)		City	Zip Code

3. Authorized Stock:	Number ofshares with. par value:		80,000,000	Par value per share:	$0.001	Number of shares without par value:
(number of shares corporation is authorized to issue)

4. Names and Addresses of the Board of	1) Ira Levy
Directors/Trustees: (each Director/Trustee must	Name
be a natural person at least 18 years of age; attach	95 East Jefryn Park		Deer Park	NY	11729
additional page if more than two directors/trustees)	Street Address		City	State	Zip Code

2) Steven Lubman Name
Name
	95 East Jefryn Park		Deer Park	NY	11729
	Street Address		City	State	Zip Code

5. Purpose: (optional; see instructions)	The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator:	Ira Levy Name
(attach additional page if more than one incorporator)	Name:		Incorporator Signature
	95 East Jefryn Park		Deer Park	NY	11729
	Address		City	State	Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:	/ hereby acc pt appointment as Registered Agent for the above named Entity.
6/11/10
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date			Date

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09
This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION

OF

SURGE COMPONENTS, INC.,

A Nevada corporation

ARTICLE I

NAME

The name of the corporation is Surge Components, Inc. (the "Corporation").

ARTICLE II

RESIDENT AGENT AND REGISTERED OFFICE

The name and address of the Corporation's resident agent for service of process is The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511, (County of Washoe).

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Nevada Revised Statutes ("NRS").

ARTICLE IV

CAPITAL STOCK

4.01 Authorized Capital Stock The total number of shares of stock this Corporation is authorized to issue shall be eighty million (80,000,000) shares. This stock shall be divided into two classes to be designated as "Common Stock" and "Preferred Stock."

4.02 Common Stock. The total number of authorized shares of Common Stock shall be seventy five million (75,000,000) shares with par value of $.001 per share. Each share of Common Stock when issued, shall have one (1) vote on all matters presented to the stockholders.

4.03 Preferred Stock. The total number of authorized shares of Preferred Stock shall be five million (5,000,000) shares with par value of $.001 per share. The board of directors shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a) Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

(b) The number of shares to constitute the class or series and the designation thereof;

(c) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(d) Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

(f) The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g) The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation;

(h) Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i) Such other rights and provisions with respect to any class or series as may to the board of directors seem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

ARTICLE V

DIRECTORS

The Board of Directors shall be divided into three classes, each such class as nearly equal in number as the then-authorized number of Directors constituting the Board of Directors permits, with the term of office of one class expiring each year. Following approval of this Certificate of Amendment to the Certificate of Incorporation, the stockholders shall elect the one class of Directors for a term expiring at the annual meeting of stockholders to be held in 2011 (the "Class C Directors"), another class of Directors for a term expiring at the annual meeting of stockholders to be held in 2012 the "Class B Directors"), and another class of Directors for a term expiring at the annual meeting of stockholders to be held in 2013 (the "Class A Directors"). Thereafter, each Director shall serve for a term ending at the third annual meeting of stockholders of the Corporation following the annual meeting at which such Director was elected. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Subject to the foregoing, the number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than one director.

The names and addresses of the original Directors are as follows: Class A:

Ira Levy
95 East Jefryn Park
Deer Park, NY 11729

Steven J. Lubrnan
95 East Jefi-yn Park
Deer Park, NY 11729

Class B:

Alan Plafker
95 East Jefryn Park
Deer Park, NY 11729

David Siegel
95 East Jefryn Park
Deer Park, 11729

Class C:

Lawrence Chariton 95
East Jefryn Park
Deer Park, NY 11729

Gary Jacobs
95 East Jefryn Park
Deer Park, NY 11729

ARTICLE VI

DIRECTORS' AND OFFICERS' LIABILITY

The individual liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the NRS, as the same may be amended and supplemented. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE VII

INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation. or is or was serving at the request of the Corporation as a director or officer of another corporation_ or as its representative in a partnership. joint venture. trust or other enterprise. shall be indemnified and held harmless to the fulle.st extent leually permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees. judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire. and, without limiting the generality of such statement, they shall he entitled to their respective rights of indemnification wider any bylaw. agreement, vote of stockholders. provision of law. or otherwise. as well as their rights under this Article.

Without limiting the application of the foregoing. the hoard or directors may adopt bylaws from time to time with respect to indemnification. to provide at all times the fullest indemnification permitted by the laws of the. State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation. or is or was serving at the request of the Corporation as director or officer of another corporation. or as its representative in a partnership, joint venture, trust or other enterprises any liability asserted against such person and incurred in any such capacity or arising out of such status. whether or not the Corporation would have the power to indemnify such person the indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure. to the benefit of the heirs, ex.ecutors and administrators of such person.

The indemnification provided in this article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure. to the benefit of the heirs, ex.ecutors and administrators of such person.

Dated: May 28, 2010	/s/ Ira Levy
Ira Levy, Incorporation

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE

August 22, 2011

GKL RESIDENT AGENT FILINGS INC

Re: Returning request for Certificate of Correction SURGE COMPONENTS, INC.

Dear GKL RESIDENT AGENT FILINGS INC,

Thank you for your recent request. However, in order to process this request we need: Other

1. The file date of the document being corrected is missing in section 3 of the correction form.

2. The par value being corrected is already what is stated in the articles on file with our office. See enclosed copy of the articles.

3. Remit the corrected filing or submit a written request for a refund and a copy of this letter.

This letter must be returned with the requested information or fee indicated above. If you paid for this filing via cash or check, the money is available towards the fees for the replacement filing, another filing or can be refunded upon written request within 1 year of payment pursuant to NRS 353.115. Amounts not used or refunded within one year are not available for use or refund. We have not charged your credit card or trust account for this filing. Please resubmit your credit card or trust account information when submitting replacement documents.

Respectfully,

for Secretary of State use only

corporation name: SURGE COMPONENTS, INC. document number: 20110615569-46 job number: C20110823-1532
processor: R_S

Any request for a refund must be made within 1 year from date ofpayment pursuant to

NRS353.115.

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE

ROSS MILLER Secretary of State

for Secretary of State use only

corporation name: SURGE COMPONENTS, INC.
document number: 20110615569-46
job number: C20110823-1532
processor: R_S

Any request for a refund must be made within 1 year from date ofpayment pursuant to

NRS353.115.